Exhibit 10.3
Deed
Execution copy
Deed of Guarantee
Peabody Energy Corporation
ArcelorMittal S.A.
ArcelorMittal Netherlands B.V.
ArcelorMittal Mining Australasia B.V.
Peabody Acquisition Co. No. 3 Pty Ltd
Peabody Acquisition Co. No 2 Pty Ltd
tony.damian@freehills.com

MLC Centre Martin Place Sydney NSW 2000 Australia	Telephone +61 2 9225 5000 Facsimile +61 2 9322 4000
GPO Box 4227 Sydney NSW 2001 Australia	www.freehills.com DX 361 Sydney

Sydney Melbourne Perth Brisbane Singapore	Associated offices in Jakarta Beijing Shanghai Hanoi Ho Chi Minh City

Deed of Guarantee

Date ► 29 July 2011

Between the parties

Peabody	Peabody Energy Corporation
of 701 Market Street, St. Louis, Missouri, United States of America, 63101
(Peabody)

Peabody Shareholder	Peabody Acquisition Co. No. 2 Pty Ltd
ACN 146 797 417 of Level 13, BOQ Centre, 259 Queen Street, Brisbane, Queensland 4000
(Peabody Shareholder)

ArcelorMittal	ArcelorMittal S.A.
of 19 avenue de la Liberté, L-2930 Luxembourg City, Luxembourg
(ArcelorMittal)

AM	ArcelorMittal Netherlands B.V.
of Eemhavenweg 70, 3089 KH Rotterdam, Netherlands
(AM)

AM BV2	ArcelorMittal Mining Australasia B.V.
of Eemhavenweg 70, 3089 KH Rotterdam, Netherlands
(AM BV2)

Holdco	Peabody Acquisition Co. No. 3 Pty Ltd
ACN 152 004 398 of Level 13, BOQ Centre, 259 Queen Street, Brisbane, Queensland 4000
(Holdco)

Recitals	1 Holdco, a subsidiary of Peabody Shareholder and an indirect subsidiary of Peabody, owns all the shares in Bidco.

2 Bidco may propose to make an off-market takeover bid for all of

Parties

the shares on issue in Macarthur Coal Limited (Macarthur) (the Takeover Bid).

3     Holdco, Bidco, AM, AM BV2 and Peabody Shareholder are parties to the Co-operation and Contribution Agreement pursuant to which Peabody Shareholder and AM BV2 will provide funding to Holdco, in the ratio of 60:40, in exchange for a proportionate number of shares in Holdco. Holdco is to fund Bidco for the sole purposes of:

• paying for the Macarthur shares acquired by Bidco as a result of the Takeover Bid; and

• paying any Duty arising in connection with the Takeover Bid.

4 Holdco, Bidco, AM, AM BV2 and Peabody Shareholder are also parties to the Shareholders’ Deed which regulate their respective rights in Holdco.

5    Peabody has, at the request of AM, agreed to grant a guarantee and indemnity in favour of AM in relation to various obligations of Peabody Shareholder under the Co-operation and Contribution Agreement and Peabody Shareholder’s payment obligation upon AM’s exit from Holdco under the Shareholders’ Deed on the terms of this deed.

6      ArcelorMittal has, at the request of Holdco, agreed to grant a guarantee and indemnity in favour of Holdco in relation to various obligations of AM and AM BV2 under the Co-operation and Contribution Agreement and the Shareholders’ Deed on the terms of this deed.

This deed witnesses as follows:

1	Definitions and interpretation and agreement components

1.1	Deed components

This deed includes any schedule.

1.2	Definitions

The meanings of the terms used in this deed are set out below, unless the context otherwise appears or requires.

Term	Meaning
Bidco	Peabody Acquisition Co. No. 4 Pty Ltd (ACN 152 004 772).

Business Day	a day on which banks are open for business in Brisbane (Australia), Paris (France) and St. Louis, Missouri (United States of America) other than a Saturday, Sunday or public holiday in Brisbane (Australia), Paris (France) and St. Louis, Missouri (United States of America) and which is a ‘business day’ as defined in the official listing rules of ASX.

Duty	any stamp, transaction or registration duty or similar charge imposed by any Governmental Agency and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them, but excludes any Tax.

Claim	any claim, demand, legal proceeding or cause of action including any claim, demand, legal proceeding or cause of action:

1 based in contract (including breach of any warranty);

2 based in tort (including misrepresentation or negligence);

3 under common law or equity; or

4 under statute (including the Competition and Consumer Act 2010 (Cth), or like provisions in any state or territory legislation),

in any way relating to this deed or the transactions contemplated by it.

Control	has the meaning given in section 50AA of the Corporations Act.

Co-operation and Contribution Agreement	the Co-operation and Contribution Agreement entered into on or about the date of this deed by Peabody Shareholder, AM, AM BV2, Holdco and Bidco.

Corporations Act	the Corporations Act 2001 (Cth).

1 <Definitions and interpretation and agreement components

Term	Meaning
Governmental Agency	any government or governmental, administrative, monetary, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

GST	goods and services tax or similar value added tax levied or imposed in Australia under the GST Law or otherwise on a supply.

GST Act	the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Law	has the same meaning as in the GST Act.

Loss	losses, liabilities, damages, costs, charges and expenses and includes Taxes, Duties and tax costs.

Pre-Bid Acceptance Deed	the pre-bid acceptance deed entered into on or about the date of this deed by AM and Bidco.

Shareholders’ Deed	the Shareholders’ Deed to be entered into on or about the date of this deed by Peabody Shareholder, AM, AM BV2, Holdco and Bidco.

Tax	any tax, levy, charge, impost, fee, deduction, goods and services tax, compulsory loan or withholding, that is assessed, levied, imposed or collected by any Governmental Agency and includes any interest, fine, penalty, charge, fee or any other amount imposed on, or in respect of any of the above but excludes Duty.
1.3 Interpretation
In this deed headings and words in bold are inserted for convenience and do not affect the interpretation of this deed and unless the contrary intention appears:
(a)	a reference to this deed or another instrument includes any variation or replacement of any of them;

(b)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)	the singular includes the plural and vice versa;

(d)	the word ‘person’ includes a firm, a body corporate, an unincorporated association or an authority;

(e)	a reference to a person includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

2 <Guarantees and indemnities
(f)	if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(g)	a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(h)	if an act prescribed under this deed to be done by a party on or by a given day is done after 5.00pm on that day, it is taken to be done on the next day;

(i)	if an event must occur on a stipulated day that is not a Business Day then the stipulated day will be taken to be the next Business Day;

(j)	a reference to time is a reference to time in Brisbane, Australia;

(k)	a reference to any thing (including any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to any one or more of them;

(l)	a reference to a part, clause, party, attachment, exhibit or schedule is a reference to a part and clause of, and a party, attachment, exhibit and schedule to, this deed and a reference to this deed includes any attachment, exhibit and schedule;

(m)	a reference to $ is to Australian currency unless denominated otherwise; and

(n)	a term defined in the Corporations Act shall have the same meaning in this deed.
1.4	Inclusive expressions

Specifying anything in this deed after the words ‘including’, ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.
2	Guarantees and indemnities

2.1	Peabody guarantee and indemnity
(a)	Peabody unconditionally and irrevocably guarantees to AM and AM BV2 the due and punctual performance of:
(1)	Peabody Shareholder’s obligations under the Co-operation and Contribution Agreement; and

(2)	Peabody Shareholder’s obligations under the Shareholders’ Deed,
(collectively, the Peabody Relevant Obligations).
(b)	If Peabody Shareholder does not comply with any of the Peabody Relevant Obligations on time and in accordance with the Co-operation and Contribution Agreement or the Shareholders’ Deed (as applicable), then Peabody agrees to comply with those obligations on demand from AM and AM BV2. A demand may be made whether or not AM or AM BV2 has first made demand on Peabody Shareholder.

(c)	As a separate and additional liability, Peabody indemnifies AM and AM BV2 against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against AM or AM BV2 arising from:
(1)	any default or delay in the due and punctual performance by Peabody Shareholder of the Peabody Relevant Obligations; or

3 Extent of guarantees and indemnities
(2)	an obligation Peabody Shareholder would otherwise have under the Peabody Relevant Obligations that is found to be void, voidable or unenforceable; or

(3)	an obligation Peabody would otherwise have under clauses 2.1(a) or 2.1(b) that is found to be void, voidable or unenforceable.
Peabody agrees to pay amounts due under this clause 2.1(c) on demand from AM or AM BV2. AM and AM BV2 do not need to incur expense or make payment before enforcing this right of indemnity.
2.2	ArcelorMittal guarantee and indemnity
(a)	ArcelorMittal unconditionally and irrevocably guarantees to Peabody Shareholder and Holdco, the due and punctual performance of all of AM’s and AM BV2’s obligations under the Co-operation and Contribution Agreement, under the Shareholders’ Deed and under the Pre-Bid Acceptance Deed (collectively the, AM Relevant Obligations).

(b)	If AM or AM BV2 does not comply with any of the AM Relevant Obligations on time and in accordance with the Co-operation and Contribution Agreement and the Shareholders’ Deed, then ArcelorMittal agrees to comply with those obligations on demand from Peabody Shareholder or Holdco, as the case may be. A demand may be made whether or not Peabody Shareholder or Holdco has first made demand on AM or AM BV2.

(c)	As a separate and additional liability, ArcelorMittal indemnifies Peabody Shareholder and Holdco against all Loss, actions, proceedings and judgments of any nature, incurred by, brought, made or recovered against Peabody Shareholder or Holdco arising from:
(1)	any default or delay in the due and punctual performance of the AM Relevant Obligations;

(2)	an obligation AM or AM BV2 would otherwise have under the AM Relevant Obligations that is found to be void, voidable or unenforceable; or

(3)	an obligation ArcelorMittal would otherwise have under clauses 2.2(a) or 2.2(b) that is found to be void, voidable or unenforceable.
ArcelorMittal agrees to pay amounts due under this clause 2.1(c) on demand from Peabody Shareholder or Holdco. Peabody Shareholder and Holdco do not need to incur expense or make payment before enforcing this right of indemnity.
3	Extent of guarantees and indemnities

(a)	The liability of Peabody and the rights given to AM and AM BV2 under this deed are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by any act or omission:
(1)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 2.1(a) are expressed to be owing; or

(2)	releasing Peabody Shareholder or giving Peabody Shareholder a concession (such as more time to pay).
(b)	The liability of ArcelorMittal and the rights given to Peabody Shareholder and Holdco under this deed are not affected by any act or omission or any other

4 Duration
thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by any act or omission:
(1)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 2.2(a) are expressed to be owing; or

(2)	releasing AM, AM BV2 or both or giving AM, AM BV2 or both a concession (such as more time to pay).
4	Duration

4.1	Continuing guarantees and indemnities

Subject to clause 4.2, this deed remains in full force and effect for so long as:
(a)	Peabody Shareholder has any liability or obligation to AM or AM BV2 under the Peabody Relevant Obligations; or

(b)	AM or AM BV2 has any liability or obligation to Peabody Shareholder or Holdco under the AM Relevant Obligations, until all of those liabilities or obligations have been fully discharged.

4.2	Term of guarantees and indemnities
(a)	Notwithstanding anything else in this deed:
(1)	subject to the remainder of this clause 4.2(a), the liability of Peabody and the rights given to AM and AM BV2 under this deed shall only remain in full force and effect for so long as Peabody Shareholder is Controlled by Peabody and shall thereafter terminate and cease to be of any further force or effect;

(2)	if Peabody ceases to Control the Peabody Shareholder during the Sale Right Period (as defined in the Shareholders’ Deed) in circumstances where the provisions of clause 4.2(a)(3) do not apply, the liability of Peabody and the rights given to AM and AM BV2 under this deed, with respect to the payment obligations in clauses 21.1(d) and 21.1(f) of the Shareholders’ Deed only, shall remain in full force and effect until:
(A)	if a Sale Right Notice (as defined in the Shareholders’ Deed) has not been delivered before the end of the Sale Right Period, the end of the Sale Right Period; or

(B)	if a Sale Right Notice (as defined in the Shareholders’ Deed) has been delivered before the end of the Sale Right Period which has not completed by the end of the Sale Right Period, the Sale Right Shares Closing Date (as defined in the Shareholders’ Deed), and shall thereafter terminate and cease to be of any further force or effect; and

(3)	if Peabody ceases to Control the Peabody Shareholder (as defined in the Shareholders’ Deed) as a result of a Peabody Sale (as defined in the Shareholders’ Deed) and AM is provided with a guarantee in relation to the obligations under clauses 21.1(d) and 21.1(f) of the Shareholders’ Deed on terms that are substantially equivalent to the guarantee given by Peabody in this deed from a person that has a

5 No withholdings
credit rating (as rated by Standard & Poors or Moody’s) that is not lower than Peabody’s, then the liability of Peabody and the rights given to AM and AM BV2 under this deed will terminate and will cease to be of any further force or effect.
(b)	Notwithstanding anything else in this deed, the liability of ArcelorMittal and the rights given to Peabody Shareholder and Holdco under this deed shall only remain in full force and effect for so long as AM and AM BV2 are Controlled by ArcelorMittal and shall thereafter terminate and cease to be of any further force or effect.

(c)	This clause 4.2 does not affect any rights that have accrued to a party before its rights under this deed terminated and ceased to be of any further force or effect.
5	No withholdings

(a)	All payments that become due under this deed, must be made free and clear and without deduction of all present and future withholdings (including taxes, duties, levies, imposts, deductions and charges of Australia or any other jurisdiction).

(b)	If Peabody is compelled by law to deduct any withholding, then in addition to any payment due under this deed, it must pay to AM or AM BV2 such amount as is necessary to ensure that the net amount received by AM or AM BV2 after withholding equals the amount AM or AM BV2 would otherwise been entitled to if not for the withholding.

(c)	If ArcelorMittal is compelled by law to deduct any withholding, then in addition to any payment due under this deed, it must pay to Peabody Shareholder or Holdco such amount as is necessary to ensure that the net amount received by Peabody Shareholder or Holdco after withholding equals the amount Holdco would otherwise been entitled to if not for the withholding.
6	Currency

All moneys that become liable to be paid under this deed must be paid in the currency in which they are payable under the Shareholders’ Deed and the Co-operation and Contribution Agreement, as applicable, and free of any commissions and expenses relating to foreign currency conversion or any other charges or expenses.

7	Suspension of rights

7.1	Peabody’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this deed, Peabody may not, without AM’s consent:
(a)	reduce its liability under this deed by claiming that it, Peabody Shareholder, Holdco or any other person has a right of set-off or counterclaim against AM or AM BV2;

(b)	claim, or exercise any right to claim, to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:

8 Guarantor’s liability

(1)	in connection with the Co-operation and Contribution Agreement, the Shareholders’ Deed or any other amount payable under this deed; or

(2)	in favour of a person other than AM in connection with any obligations of, or any other amounts payable, by Peabody Shareholder or Holdco to, or for the account of, that other person; or
(c)	claim an amount in the liquidation, administration or insolvency of Peabody Shareholder or Holdco or of another guarantor of any of the Peabody Shareholder or Holdco’s obligations.
7.2 ArcelorMittal’s rights are suspended
As long as any obligation is required, or may be required, to be complied with in connection with this deed, ArcelorMittal may not, without Holdco’s consent:
(a)	except as provided for in clause 3.3(b) of the Co-operation and Contribution Agreement, reduce its liability under this deed by claiming that it or AM or AM BV2 or any other person has a right of set-off or counterclaim against Peabody Shareholder or Holdco;

(b)	claim, or exercise any right to claim, to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:
(1)	in connection with the Co-operation and Contribution Agreement, the Shareholders’ Deed or any other amount payable under this deed; or

(2)	in favour of a person other than Peabody Shareholder or Holdco in connection with any obligations of, or any other amounts payable, by AM or AM BV2 to, or for the account of, that other person; or
(c)	claim an amount in the liquidation, administration or insolvency of AM or AM BV2 or of another guarantor of any of AM’s or AM BV2’s obligations.
8	Guarantor’s liability

(a)	Peabody’s liability in respect of any Claim shall not exceed Peabody Shareholder’s liability in respect of that Claim.

(b)	ArcelorMittal’s liability in respect of any Claim shall not exceed AM’s liability or AM BV2’s liability (as the case may be) in respect of that Claim.
9	Duties, costs and expenses

9.1	Duties

The parties must pay equally all Duty in respect of the execution, delivery and performance of this deed, unless otherwise provided for in this deed.
9.2 Parties to pay own other costs
(a)	Except as set out in clause 9.1 and unless otherwise provided for in this deed, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery and registration of this deed and any other deed or document entered into or signed under this deed.

10 GST

(b)	Any action to be taken by any party in performing its obligations under this deed must be taken at its own cost and expense unless otherwise provided in this deed.
10	GST

10.1	Definitions

Words used in this clause 10 that have a defined meaning in the GST Law have the same meaning as in the GST Law unless the context indicates otherwise.

10.2	GST
(a)	Unless expressly included, the consideration for any supply under or in connection with this deed does not include GST.

(b)	To the extent that any supply made under or in connection with this deed is a taxable supply (other than any supply made under another deed that contains a specific provision dealing with GST), the recipient must pay, in addition to the consideration provided under this deed for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. The recipient must pay the additional amount at the same time as the consideration to which it is referable.

(c)	Whenever an adjustment event occurs in relation to any taxable supply to which clause 10.2(b) applies:
(1)	the supplier must determine the amount of the GST component of the consideration payable; and

(2)	if the GST component of that consideration differs from the amount previously paid, the amount of the difference must be paid by, refunded to or credited to the recipient, as applicable.
10.3	Tax invoices

The supplier must issue a tax invoice to the recipient of a supply to which clause 10.2 applies no later than 10 days following payment of the GST inclusive consideration for that supply under that clause.

10.4	Reimbursements

If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

11	General

11.1	Notices
(a)	Any notice or other communication (including any request, demand, consent or approval) to or by a party to this deed must be in legible writing and in English

11 General
addressed as shown below (or as specified to the sender by any party by notice):

Party	Address	Attention	Facsimile
Peabody	701 Market Street, St. Louis, Missouri 63101 United States of America	Chief Legal Officer	+1 314 342 3419

Carole Whittall with a copy to the London office of AM:
ArcelorMittal	19 avenue de la Liberté, L-2930 Luxembourg City, Luxembourg	Attention: Carole Whittall 7th Floor Berkeley Square House, Berkeley Square London W1J 6AD United Kingdom	+44 20 7629 5351

Peabody Shareholder	Level 13, BOQ Centre, 259 Queen Street, Brisbane, Queensland 4000 Australia	The Company Secretary	+61 7 3225 5555

Holdco	Level 13, BOQ Centre, 259 Queen Street, Brisbane, Queensland 4000 Australia	The Company Secretary	+61 7 3225 5555

Carole Whittall with a copy to the London office of AM:
AM	Eemhavenweg 70, 3089 KH Rotterdam Netherlands	Attention: Carole Whittall Address: 7th Floor Berkeley Square House, Berkeley Square, London W1J 6AD	+44 20 7629 5351

Carole Whittall with a copy to the London office of AM:
Attention: Carole Whittall Address:
AM BV2	Eemhavenweg 70, 3089 KH Rotterdam Netherlands	7th Floor Berkeley Square House, Berkeley Square, London W1J 6AD	+44 20 7629 5351

11 General
If the sender is a company, the notice or communication must be signed by an officer or under the common seal of the sender.

(b)	A notice or communication given in accordance with clause 11.1(a) can be relied on by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

(c)	Any notice or other communication to or by a party to this deed is regarded as being given by the sender and received by the addressee:
(1)	if by delivery in person, when delivered to the addressee;

(2)	if by registered mail (with acknowledgement of receipt) within Australia, 4 Business Days from and including the date of postage;

(3)	if by registered mail (with acknowledgement of receipt) to or from a place outside Australia, 7 Business Days from and including the date of postage;

(4)	if by facsimile transmission, when a facsimile confirmation receipt is received indicating successful delivery, but if the delivery or receipt is on a day that is not a Business Day or is after 5.00pm (addressee’s time) it is regarded as received at 9.00am on the following Business Day.

(d)	A facsimile transmission is regarded as legible unless the addressee telephones the sender within 2 hours after the transmission is received or regarded as received under clause 11.1(a) and informs the sender that it is not legible.

(e)	In this clause 11.1, reference to an addressee includes a reference to an addressee’s officers, agents or employees.
11.2	Governing law and jurisdiction
(a)	This deed is governed by the laws of New South Wales.

(b)	Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.
11.3	Service of process
(a)	Without preventing any other mode of service, any document in an action (including any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 11.1.

(b)	ArcelorMittal irrevocably appoints Mallesons Stephen Jaques (attention: David Friedlander / Paul Schroder) of Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney New South Wales 2000, as its agent for the service of process in Australia in relation to any matter arising out of this deed. If Mallesons Stephen Jaques ceases to be able to act as such or have an address in Australia, ArcelorMittal agrees to appoint a new process agent in Australia and deliver to the other parties within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. ArcelorMittal must inform the other parties in writing of any change in the address of its process agent within 2 Business Days of the change.

(c)	Peabody irrevocably appoints Freehills (attention: Tony Damian / Andrew Rich) of Level 32, MLC Centre, 19 Martin Place, Sydney New South Wales 2000, as its agent for the service of process in Australia in relation to any matter arising

11 General
out of this deed. If Freehills ceases to be able to act as such or have an address in Australia, Peabody agrees to appoint a new process agent in Australia and deliver to the other parties within 2 Business Days a copy of a written acceptance of appointment by the process agent, upon receipt of which the new appointment becomes effective for the purpose of this deed. Peabody must inform the other parties in writing of any change in the address of its process agent within 2 Business Days of the change.
11.4	Waivers and variation
(a)	A provision of, or a right, discretion or authority created under, this deed may not be:
(1)	waived except in writing signed by the party granting the waiver; and

(2)	varied except in writing signed by the parties,
except to the extent this deed expressly provides otherwise.

(b)	A failure or delay in exercise, or partial exercise, of a power, right, authority, discretion or remedy arising from a breach of, or default under this deed does not result in a waiver of that right, power, authority, discretion or remedy.
11.5	Assignment
(a)	Neither AM nor AM BV2 may assign the benefit of this deed without the written consent of Peabody.

(b)	Neither Peabody Shareholder nor Holdco may assign the benefit of this deed without the written consent of ArcelorMittal.

(c)	Peabody may not transfer or delegate its obligations under this deed without the written consent of AM and AM BV2.

(d)	ArcelorMittal may not transfer or delegate its obligations under this deed without the written consent of Peabody Shareholder and Holdco.
11.6	Further assurances

Each party must do all things and execute all further documents reasonably necessary to give full effect to this deed and the transactions contemplated by it.

11.7	Approvals and consent

If the doing of any act, matter or thing under this deed is dependent on the approval or consent of a party, that party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this deed expressly provides otherwise.

11.8	Remedies cumulative

Except as provided in this deed and permitted by law, the rights, powers and remedies provided in this deed are cumulative with and not exclusive to the rights, powers or remedies provided by law independently of this deed.

11.9	Counterparts

This deed may be executed in any number of counterparts which together will constitute one instrument. A party may execute this deed by signing any counterpart.

11 General
11.10	Prohibition and enforceability

Any provision of, or the application of any provision of, in this deed that is void, illegal or unenforceable in any jurisdiction is to be read down for the purpose of that jurisdiction, if possible, so as to be valid and enforceable, and otherwise shall be severed to the extent of the invalidity, illegality or unenforceability, without affecting the remaining provisions of this deed or affecting the validity or enforceability of that provision in any other jurisdiction.

11.11	No merger

The rights and obligations of the parties under this deed do not merge on or adversely affect, and is not adversely affected by, any of the following:
(a)	completion of any transaction contemplated by this deed;

(b)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which a party is entitled; or

(c)	a judgment which a party obtains against another party or any other person in connection with this deed.
A party may still exercise its rights under this deed as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy described above.

11.12	Entire agreement

This deed embodies the entire agreement between the parties and supersede any prior negotiation, conduct, arrangement, understanding or agreement, express or implied, with respect to the subject matter of this deed.

11.13	Contra proferentem excluded

No term or condition of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision.

11.14	Attorneys

If this deed is executed by attorneys, each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Signing page

Executed as a deed

Signed, sealed and delivered by
Peabody Energy Corporation
by its Authorized Officer

sign here ►	/s/ Robert L. Reilly
Authorized Officer

print name	Robert L. Reilly

in the presence of

sign here ►	/s/ Bryan L. Sutter
Witness

print name	Bryan L. Sutter

Signed, sealed and delivered by
ArcelorMittal S.A.
by its attorney

sign here ►	/s/ Peter Kukielski
Attorney

print name	Peter Kukielski

in the presence of

sign here ►	/s/ Sudhir Mahesharari
Witness

print name	Sudhir Mahesharari

Signing page

Signed, sealed and delivered by
ArcelorMittal Netherlands B.V.
by its attorney

sign here ►	/s/ Carole Whittall
Attorney

print name	Carole Whittall

in the presence of

sign here ►	/s/ Anne Van Ysendyck
Witness

print name	Anne Van Ysendyck

Signed, sealed and delivered by
ArcelorMittal Mining Australasia B.V.
by its attorney

sign here ►	/s/ Carole Whittall
Attorney

print name	Carole Whittall

in the presence of

sign here ►	/s/ Anne Van Ysendyck
Witness

print name	Anne Van Ysendyck

Signing page

Signed, sealed and delivered by
Peabody Acquisition Co. No. 3 Pty Ltd in accordance
with section 127 of the Corporations Act 2001 (Cth)
by

sign here ►	/s/ Murray Hundleby
Company Secretary

print name	Murray Hundleby

sign here ►	/s/ Julian Derek Thornton
Director

print name	Julian Derek Thornton

Signed, sealed and delivered by
Peabody Acquisition Co. No. 2 Pty Ltd in accordance
with section 127 of the Corporations Act 2001 (Cth)
by

sign here ►	/s/ Murray Hundleby
Company Secretary

print name	Murray Hundleby

sign here ►	/s/ Julian Derek Thornton
Director

print name	Julian Derek Thornton